UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401
Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement re: NRV Director Nominees

The Amended and Restated Stockholders Agreement, dated August 23, 2013, which provided, among other items, for the nomination of two directors by Neurosciences Research Ventures, Inc. (“NRV”) and two additional directors by the “Majority Abeles Stockholders” has been termination. See Item 1.02 below regarding the termination of the Amended and Restated Stockholders Agreement, dated August 23, 2013.

On November 12, 2015, Neurotrope, Inc. (the “Company”) and NRV entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company agreed to take such reasonable actions within its control so that two (2) representatives designated by NRV (the “NRV Designees”) are nominated for election to the board of directors of the Company (the “Board”) at each annual meeting of stockholders until such time as the TLSA (as defined below) is no longer in effect. Furthermore, the Company will use its best efforts to ensure that (i) each NRV Designee is included in the Board’s slate of nominees to the stockholders for each election of directors, and (ii) each NRV Designee is included in the proxy statement for every meeting of the stockholders of the Company called with respect to the election of members of the Board. Subject to applicable law and stock exchange rules, no NRV Designee shall be removed from the Board unless such removal is for cause or requested in writing by NRV. In the event that any NRV Designee shall cease to serve for any reason, NRV shall be entitled to designate such person’s successor and the Board will promptly fill the vacancy with such successor nominee and such designee will serve the remainder of the term of the director whom such designee replaces. Under the Letter Agreement, if an NRV Designee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, NRV is entitled to designate another nominee for such Board seat.

Amendment to Amended and Restated Technology License and Services Agreement

On November 12, 2015, Neurotrope Bioscience, Inc. (“Neurotrope Bioscience”), the Company’s operating subsidiary, on the one hand, and Blanchette Rockefeller Neurosciences Institute (“BRNI”), and NRV II, LLC (“NRV II”), on the other hand, entered into an amendment (the “Amendment”) to the Amended and Restated Technology License and Services Agreement, dated February 4, 2015, between such parties (the “TLSA”) pursuant to which BRNI granted rights in certain technology to Neurotrope Bioscience.

Under the Amendment, the “Advances on Future Royalties” section of the TLSA was amended and restated to (i) eliminate the requirement that Neurotrope Bioscience pay BRNI prepaid royalties equal to five percent (5%) of financing proceeds received by Neurotrope Bioscience in any financing prior to a public offering, and (ii) provide that Neurotrope Bioscience will deliver to BRNI, following each closing pursuant to a certain securities purchase agreement, an amount equal to 2.5% of the Post-PA Fees Proceeds received at such closing. In addition, the Amendment provides that on or prior to December 31, 2016, Neurotrope Bioscience shall deliver to BRNI an amount equal to 2.5% of the aggregate Post-PA Fee Proceeds received at the closings. Each payment would constitute an advance royalty payment to BRNI and will be offset (with no interest) against the amount of future royalty obligations payable until such time that the amount of such future royalty obligations equals in full the amount of the advance royalty payments made. “Post-PA Fee Proceeds” means the gross proceeds received, less all amounts paid to the placement agent(s), in relation to such gross proceeds. No other expenses of Neurotrope Bioscience shall be subtracted from the gross proceeds to determine the “Post-PA Fee Proceeds.”

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Statement of Work

On November 12, 2015, Neurotrope Bioscience and BRNI entered into a new Statement of Work Agreement (“SOW Agreement”) pursuant to the TLSA. The SOW Agreement is effective as of November 1, 2015 and continues until December 31, 2016.

Pursuant to the SOW Agreement, Neurotrope Bioscience agreed to pay BRNI one million one hundred sixty six thousand six hundred sixty six dollars ($1,166,666) in service fees payable in the amount of eighty three thousand three hundred thirty three dollars ($83,333) per month for each month from November 1, 2015 through December 31, 2016. The payments under the SOW Agreement will satisfy Neurotrope Bioscience’s obligations to reimburse BRNI pursuant to Section 5.6 of the TLSA for any and all attorneys’ fees, translation costs, filing fees, maintenance fees, and other costs and expenses related to applying for, filing, prosecuting, and maintaining patents and applications for the licensed intellectual property incurred by BRNI during the term of the SOW Agreement (but, for the avoidance of doubt, such payments shall not satisfy any attorneys’ fees, translation costs, filing fees, maintenance fees, or other costs or expenses related to applying for, filing, prosecuting, and maintaining patents and applications for the licensed intellectual property incurred by BRNI after the expiration or termination of the SOW Agreement term), as well as any litigation costs which BRNI may incur related to any of the licensed intellectual property during the SOW Agreement term. BRNI shall not commence any litigation to enforce the licensed intellectual property without the consent of Neurotrope (which consent shall not be unreasonably withheld, delayed, or denied).

In consideration for the payments made pursuant to the SOW Agreement, BRNI shall perform the services requested by Neurotrope Bioscience for the further development of Neurotrope’s bryostatin drug platform. In addition, under the terms of the SOW Agreement, BRNI may enroll one (1) additional compassionate use, in addition to the compassionate use patient currently enrolled, in trials of BRNI’s Alzheimer’s therapeutic drug platform during the SOW Agreement term, and the payments set forth above, shall satisfy any and all of Neurotrope Bioscience’s obligation whatsoever to BRNI or to any other third party for costs incurred or to be incurred by BRNI relating to such trials. Neurotrope Bioscience and BRNI shall jointly review protocols which shall be established to the parties’ mutual satisfaction and contain appropriate safety measures to be employed by the treating physician. No additional compassionate use or expanded access patients will be enrolled by BRNI without the consent of Neurotrope Bioscience.

Exhibits

The foregoing descriptions of the Amendment, Letter Agreement, and SOW Agreement are each qualified in its entirety by reference to the full text of each the Amendment, Letter Agreement, and SOW Agreement which are attached to this Current Report on Form 8-K and are incorporated by reference herein.

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Item 1.02 Termination of a Material Definitive Agreement.

On November 12, 2015, the Company, NRV, Dan Alkon and Northlea Partners LLLP agreed to terminate the Amended and Restated Stockholders Agreement, dated August 23, 2013, in its entirety. Prior to its termination, the Amended and Restated Stockholders Agreement provided for various matters, including (i) the nomination and election to the Board of Directors of the Company of two representatives of NRV and two representatives of the “Majority Abeles Stockholders” (of which Northlea Partners LLP was the majority holder), (ii) first refusal rights prior to the transfer of certain stockholder shares, (iii) tag-along/participation rights in relation to transfer of shares by applicable stockholders, (iv) drag-along obligations in relation to certain fundamental changes and changes in ownership, and (v) restrictions on transfer.

See Item 1.01 above regarding the letter agreement pertaining to director nominees of NRV and Item 5.02 below regarding the resignation of Dr. John Abeles, who was previously an “Abeles Designee” of the “Majority Abeles Stockholders” pursuant to the director designee provisions of the terminated Amended and Restated Stockholders Agreement.

NRV, an affiliate of BRNI, is a significant stockholder of Neurotrope Inc. See the Section 16 reports and Schedule 13G/A’s filed by NRV and/or its affiliates with the Securities and Exchange Commission for details regarding its holdings of Neurotrope Inc. securities.

On February 4, 2015, Neurotrope BioScience, BRNI and NRV II (another affiliate of BRNI) entered into the TLSA, which further amended and restated the Technology License and Services Agreement dated as of October 31, 2012, as amended by Amendment No. 1 dated as of August 21, 2013. Pursuant to the TLSA, Neurotrope BioScience maintained an exclusive (except under certain circumstance), non-transferable (except pursuant to the TLSA’s assignment provision), world-wide, royalty-bearing right, with a right to sublicense (in accordance with the terms and conditions described below), under BRNI’s and NRV II’s respective right, title and interest in and to certain patents and technology owned by BRNI or licensed to NRV II by BRNI as of or subsequent to October 31, 2012 to develop, use, manufacture, market, offer for sale, sell, distribute, import and export certain products or services for therapeutic and diagnostic applications for Alzheimer’s Disease and other cognitive dysfunctions in humans or animals (the “Field of Use”). Additionally, the TLSA specifies that all patents that issue from a certain patent application, shall constitute licensed patents and all trade secrets, know-how and other confidential information claimed by such patents constitute licensed technology under the BRNI License. See Item 1.01 above for additional information regarding an amendment to the TLSA and a statement of work relating thereto. See also Neurotrope’s filings with the Securities and Exchange Commission for further details regarding the TLSA and various other statements of work entered into pursuant to the TLSA.

Dr. Daniel Alkon, is the Chief Scientific Officer of the Company and has been an advisor to Neurotrope BioScience since its formation. Dr. Alkon has been the founding Scientific Director of BRNI since 1999. Dr. Alkon occupies the Toyota Chair in Neuroscience at BRNI. In this position, he and his team conduct multidisciplinary research on the molecular and biophysical mechanisms of memory and memory dysfunction in psychiatric and neurological disorders, particularly AD. He is also a professor at BRNI. Dr. Alkon is not an employee of Neurotrope BioScience.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Dr. John Abeles

On November 11, 2015, Dr. John Abeles informed the Board of Directors of the Company that he was resigning as a director of the Company effective as of November 12, 2015. Dr. Abeles agreed to provide consulting services to the Company for a period of approximately one year.

Amendment to Robert Weinstein’s Employment Agreement

On November 12, 2015, the Company and Robert Weinstein, the Chief Financial Officer of the Company, have agreed to amend the terms of his employment agreement to provide that Mr. Weinstein’s target bonus is a fully discretionary bonus from inception of contract to expiration of contract.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Amended and Restated Technology License and Services Agreement among Neurotrope BioScience, Inc., Blanchette Rockefeller Neurosciences Institute and NRV II, LLC, dated November 12, 2015

10.2	Letter Agreement between the Neurotrope, Inc. and Neurosciences Research Ventures, Inc. regarding NRV Director Nominees, dated November 12, 2015

10.3	Statement of Work Agreement between Neurotrope BioScience, Inc. and Blanchette Rockefeller Neurosciences Institute, dated November 12, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: November 13, 2015	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Amended and Restated Technology License and Services Agreement among Neurotrope BioScience, Inc., Blanchette Rockefeller Neurosciences Institute and NRV II, LLC, dated November 12, 2015

10.2	Letter Agreement between the Neurotrope, Inc. and Neurosciences Research Ventures, Inc. regarding NRV Director Nominees, dated November 12, 2015

10.3	Statement of Work Agreement between Neurotrope BioScience, Inc. and Blanchette Rockefeller Neurosciences Institute, dated November 12, 2015

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